Exhibit 99.1

HubSpot Reports Q4 and Full Year 2020 Results

CAMBRIDGE, MA (February 11, 2021) — HubSpot, Inc. (NYSE: HUBS), the customer relationship management (CRM) platform for scaling companies, today announced financial results for the fourth quarter and full year ended December 31, 2020.

Financial Highlights:

Revenue

Fourth Quarter 2020:

●	Total revenue was $252.1 million, up 35% compared to Q4'19.

oSubscription revenue was $244.3 million, up 36% compared to Q4'19.

oProfessional services and other revenue was $7.7 million, up 9% compared to Q4'19.

Full Year 2020:

●	Total revenue was $883.0 million, up 31% compared to 2019.

oSubscription revenue was $853.0 million, up 32% compared to 2019.

oProfessional services and other revenue was $30.0 million, up 5% compared to 2019.

Operating Income (Loss)

Fourth Quarter 2020:

●	GAAP operating margin was (3.0%), compared to (4.4%) in Q4'19.
●	Non-GAAP operating margin was 9.8%, compared to 9.5% in Q4'19.
●	GAAP operating loss was ($7.6) million, compared to ($8.2) million in Q4'19.
●	Non-GAAP operating income was $24.6 million, compared to $17.7 million in Q4'19.

Full Year 2020:

●	GAAP operating margin was (5.8%), compared to (7.0%) in 2019.
●	Non-GAAP operating margin was 8.5%, compared to 8.1% in 2019.
●	GAAP operating loss was ($50.8) million, compared to ($47.0) million in 2019.
●	Non-GAAP operating income was $74.9 million, compared to $54.9 million in 2019.

Net Income (Loss)

Fourth Quarter 2020:

●	GAAP net loss was ($15.4) million, or ($0.34) per basic and diluted share, compared to ($10.3) million, or ($0.24) per basic and diluted share in Q4'19.
●	Non-GAAP net income was $20.1 million, or $0.44 per basic and $0.40 per diluted share, compared to $17.9 million, or $0.42 per basic and $0.38 per diluted share in Q4'19.
●	Weighted average basic and diluted shares outstanding for GAAP net loss per share was 46.0 million, compared to 42.8 million basic and diluted shares in Q4'19.
●

Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 46.0 million and 49.9 million respectively, compared to 42.8 million and 46.9 million, respectively in Q4'19.

Full Year 2020:

●	GAAP net loss was ($85.0) million, or ($1.90) per basic and diluted share, compared to ($53.7) million, or ($1.28) per basic and diluted share in 2019.
●	Non-GAAP net income was $64.5 million, or $1.44 per basic and $1.32 per diluted share, compared to $58.4 million, or $1.39 per basic and $1.26 per diluted share in 2019.

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●	Weighted average basic and diluted shares outstanding for GAAP net loss per share was 44.8 million, compared to 42.0 million basic and diluted shares in 2019.
●	Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 44.8 and 48.7 million respectively, compared to 42.0 million and 46.5 million, respectively in 2019.

Balance Sheet and Cash Flow

•	The company’s cash, cash equivalents and investments balance was $1,282 million as of December 31, 2020.
●

During the fourth quarter, the company generated $61.3 million of operating cash flow, excluding the $0.4 million used for the repayment of our convertible notes, compared to $47.9 million during Q4'19.

●	During the fourth quarter, the company generated $45.8 million of free cash flow, compared to $24.4 million during Q4'19.
●	The company generated $138.0 million of operating cash flow in 2020, excluding the $49.0 million used for the repayment of our convertible notes, compared to $119.0 million in 2019.
●	The company generated $79.1 million of free cash flow in 2020 compared to $65.1 million in 2019.

Additional Recent Business Highlights

●	Grew total customers to 103,994 at December 31, 2020, up 42% from December 31, 2019.
●	Total average subscription revenue per customer was $9,758 during the fourth quarter of 2020 down 3% compared to the fourth quarter of 2019.

“I am exceptionally proud of how the HubSpot team closed out the year in 2020,” said Brian Halligan, CEO of HubSpot. “During the quarter we surpassed 100,000 total customers, and in December we crossed $1 billion in annual recurring revenue -- two great milestones that reflect the determination of our team and the strength of our customer relationships.”

Business Outlook
Based on information available as of February 11, 2021, HubSpot is issuing guidance for the first quarter of 2021 and full year 2021 as indicated below.

First Quarter 2021:

•	Total revenue is expected to be in the range of $260 million to $265 million.
•	Non-GAAP operating income is expected to be in the range of $17 million to $19 million.
•	Non-GAAP net income per common share is expected to be in the range of $0.28 to $0.30. This assumes approximately 50.3 million weighted average diluted shares outstanding.

Full Year 2021:

•	Total revenue is expected to be in the range of $1,160 million to $1,170 million.
•	Non-GAAP operating income is expected to be in the range of $98 million to $102 million.
•	Non-GAAP net income per common share is expected to be in the range of $1.51 to $1.59. This assumes approximately 50.7 million weighted average diluted shares outstanding.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

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Conference Call Information

HubSpot will host a conference call on Thursday February 11, 2021 at 4:30 p.m. Eastern Time (ET) to discuss the company’s fourth quarter financial results and its business outlook. To register for this conference call, please use this dial in registration link or visit HubSpot's Investor Relations website at ir.hubspot.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. Participants who wish to register for the conference call webcast please use this link.

Following the conference call, a replay will be available at (800) 585-8367 (domestic) or (416) 621-4642 (international). The replay passcode is 8694405. An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is a leading CRM platform that provides software and support to help companies grow better. The platform includes marketing, sales, service, and website management products that start free and scale to meet our customers' needs at any stage of growth. Today, more than 100,000 customers across more than 120 countries use HubSpot's powerful and easy-to-use tools and integrations to attract, engage, and delight customers. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the first fiscal quarter of and full year 2021; and statements regarding our positioning for future growth and market leadership. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the impact of COVID-19 on our business, the broader economy, our workforce and operations, and our ability to forecast our future financial performance as a result of COVID-19; our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for a CRM platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$378,123	$269,670
Short-term investments	873,073	691,834
Accounts receivable	126,433	92,517
Deferred commission expense	44,576	32,078
Prepaid expenses and other current assets	34,716	23,625
Total current assets	1,456,921	1,109,724
Long-term investments	30,697	53,776
Property and equipment, net	101,123	83,649
Capitalized software development costs, net	24,943	16,793
Right-of-use assets	275,893	234,390
Deferred commission expense, net of current portion	28,296	19,110
Other assets	13,893	9,824
Intangible assets, net	10,282	11,752
Goodwill	31,318	30,250
Total assets	$1,973,366	$1,569,268
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,540	$12,842
Accrued compensation costs	44,054	26,318
Accrued expenses and other current liabilities	37,184	28,686
Convertible senior notes	7,837	—
Operating lease liabilities	30,020	23,613
Deferred revenue	312,866	231,030
Total current liabilities	445,501	322,489
Operating lease liabilities, net of current portion	279,664	244,216
Deferred revenue, net of current portion	3,636	3,058
Other long-term liabilities	10,811	8,983
Convertible senior notes, net of current portion	471,099	340,564
Total liabilities	1,210,711	919,310
Stockholders’ equity:
Common stock	46	44
Additional paid-in capital	1,241,167	1,048,380
Accumulated other comprehensive income (loss)	4,603	(336)
Accumulated deficit	(483,161)	(398,130)
Total stockholders’ equity	762,655	649,958
Total liabilities and stockholders’ equity	$1,973,366	$1,569,268

Consolidated Statements of Operations

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(in thousands, except per share data)

	For the Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Subscription	$244,323	$179,086	$853,025	$646,266
Professional services and other	7,742	7,100	30,001	28,594
Total revenue	252,065	186,186	883,026	674,860
Cost of revenues:
Subscription	37,369	27,960	130,685	98,510
Professional services and other	9,925	8,015	36,274	31,448
Total cost of revenues	47,294	35,975	166,959	129,958
Gross profit	204,771	150,211	716,067	544,902
Operating expenses:
Research and development	55,564	42,757	205,589	158,237
Sales and marketing	127,851	90,418	452,081	340,685
General and administrative	28,997	25,194	109,225	92,971
Total operating expenses	212,412	158,369	766,895	591,893
Loss from operations	(7,641)	(8,158)	(50,828)	(46,991)
Other expense:
Interest income	623	4,646	7,773	19,429
Interest expense	(7,226)	(5,872)	(37,049)	(22,818)
Other expense	441	380	(711)	(393)
Total other expense	(6,162)	(846)	(29,987)	(3,782)
Loss before income tax expense	(13,803)	(9,004)	(80,815)	(50,773)
Income tax expense	(1,613)	(1,298)	(4,216)	(2,973)
Net loss	$(15,416)	$(10,302)	$(85,031)	$(53,746)
Net loss per share, basic and diluted	$(0.34)	$(0.24)	$(1.90)	$(1.28)
Weighted average common shares used in computing basic and diluted net loss per share:	45,983	42,844	44,757	42,025

Consolidated Statements of Cash Flows

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(in thousands)

	For the Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating Activities:
Net loss	(15,416)	$(10,302)	$(85,031)	$(53,746)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	9,993	7,545	37,060	28,793
Stock-based compensation	31,466	24,095	121,488	97,754
Loss on early extinguishment of 2022 Convertible Notes	14	—	10,507	—
Repayment of 2022 Convertible Notes attributable to the debt discount	(373)	—	(49,048)	—
(Benefit) provision for deferred income taxes	(1,449)	(848)	(2,185)	(799)
Amortization of debt discount and issuance costs	6,702	5,606	24,890	21,790
Accretion of bond discount	59	(3,271)	(3,657)	(14,160)
Unrealized currency translation	(831)	37	(952)	(156)
Changes in assets and liabilities
Accounts receivable	(29,592)	(14,082)	(29,971)	(15,428)
Prepaid expenses and other assets	5,570	2,921	(17,026)	(3,296)
Deferred commission expense	(7,937)	(4,115)	(19,288)	(9,666)
Right-of-use assets	8,824	8,347	31,406	22,657
Accounts payable	627	(1,724)	3,697	3,927
Accrued expenses and other liabilities	12,240	6,320	26,020	7,819
Operating lease liabilities	(10,105)	(993)	(31,621)	(15,781)
Deferred revenue	51,133	28,355	72,624	49,265
Net cash and cash equivalents provided by operating activities	60,925	47,891	88,913	118,973
Investing Activities:
Purchases of investments	(139,915)	(336,853)	(1,517,357)	(1,304,847)
Maturities of investments	338,961	376,752	1,352,231	1,066,366
Sale of investments	—	—	10,932	—
Purchases of property and equipment	(9,521)	(19,175)	(37,274)	(40,372)
Capitalization of software development costs	(5,955)	(4,335)	(21,599)	(13,474)
Purchases of strategic investments	(500)	—	(2,500)	(553)
Acquisition of a business, net of cash acquired	—	(23,314)	—	(23,314)
Net cash and cash equivalents provided by (used in) investing activities	183,070	(6,925)	(215,567)	(316,194)
Financing Activities:
Proceeds from issuance of 2025 Convertible Notes, net of issuance costs paid of $9.9 million	—	—	450,123	—
Proceeds from settlement of Convertible Note Hedges related to the 2022 Convertible Notes	1,062	—	363,554	—
Payments for settlement of Warrants related to the 2022 Convertible Notes	—	—	(327,543)	—
Repayment of 2022 Convertible Notes attributable to the principal	(1,627)	—	(235,993)	—
Payments for Capped Call Options related to the 2025 Convertible Notes	—	—	(50,600)	—
Proceeds from common stock offering, net of offering costs paid of $365	—	—	—	342,628
Employee taxes paid related to the net share settlement of stock-based awards	(2,787)	(1,480)	(7,424)	(6,247)
Proceeds related to the issuance of common stock under stock plans	8,115	4,652	30,371	23,578
Repayment of debt	—	(333)	—	(333)
Repayments of finance lease obligations	—	(35)	(28)	(284)
Net cash and cash equivalents provided by financing activities	4,763	2,804	222,460	359,342
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,470	1,451	6,831	(720)
Net increase in cash, cash equivalents and restricted cash	253,228	45,221	102,637	161,401
Cash, cash equivalents and restricted cash, beginning of period	127,924	233,294	278,515	117,114
Cash, cash equivalents and restricted cash, end of period	$381,152	$278,515	$381,152	$278,515

Reconciliation of non-GAAP operating income and operating margin (in thousands, except percentages)

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	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP operating loss	$(7,641)	$(8,158)	$(50,828)	$(46,991)
Stock-based compensation	31,466	24,095	121,488	97,754
Amortization of acquired intangible assets	159	839	2,419	3,201
Acquisition related expenses	640	876	1,832	971
Non-GAAP operating income	24,624	$17,652	$74,911	$54,935

GAAP operating margin	(3.0%)	(4.4%)	(5.8%)	(7.0%)
Non-GAAP operating margin	9.8%	9.5%	8.5%	8.1%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP net loss	$(15,416)	$(10,302)	$(85,031)	$(53,746)
Stock-based compensation	31,466	24,095	121,488	97,754
Amortization of acquired intangibles assets	159	839	2,419	3,201
Acquisition related expenses	640	876	1,832	971
Non-cash interest expense for amortization of debt discount and debt issuance costs	6,702	5,606	24,890	21,790
Loss on early extinguishment of 2022 Convertible Notes	14	—	10,507	—
Impairment of strategic investment	—	—	250	—
Income tax effects of non-GAAP items	(3,423)	(3,184)	(11,898)	(11,616)
Non-GAAP net income	$20,142	$17,930	$64,457	$58,354

Non-GAAP net income per share:
Basic	$0.44	$0.42	$1.44	$1.39
Diluted	$0.40	$0.38	$1.32	$1.26
Shares used in non-GAAP per share calculations
Basic	45,983	42,844	44,757	42,025
Diluted	49,922	46,912	48,739	46,492

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Reconciliation of non-GAAP expense and expense as a percentage of revenue
(in thousands, except percentages)
	Three Months Ended December 31,
	2020					2019
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$37,369	$9,925	$55,564	$127,851	$28,997	$27,960	$8,015	$42,757	$90,418	$25,194
Stock -based compensation	(1,294)	(651)	(10,303)	(13,568)	(5,650)	(836)	(531)	(8,085)	(9,324)	(5,319)
Amortization of acquired intangible assets	(139)	—	—	(20)	—	(839)	—	—	—	—
Acquisition related expenses	—	—	(285)	—	(355)	—	—	(262)	—	(614)
Non-GAAP expense	$35,936	$9,274	$44,976	$114,263	$22,992	$26,285	$7,484	$34,410	$81,094	$19,261

GAAP expense as a percentage of revenue	14.8%	3.9%	22.0%	50.7%	11.5%	15.0%	4.3%	23.0%	48.6%	13.5%
Non-GAAP expense as a percentage of revenue	14.3%	3.7%	17.8%	45.3%	9.1%	14.1%	4.0%	18.5%	43.6%	10.3%

	Year Ended December 31,
	2020					2019
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$130,685	$36,274	$205,589	$452,081	$109,225	$98,510	$31,448	$158,237	$340,685	$92,971
Stock -based compensation	(4,408)	(2,536)	(39,366)	(50,552)	(24,626)	(3,127)	(2,829)	(33,748)	(36,599)	(21,451)
Amortization of acquired intangible assets	(2,340)	—	—	(79)	—	(3,201)	—	—	—	—
Acquisition related expenses	—	—	(1,287)	—	(545)	—	—	(357)	—	(614)
Non-GAAP expense	$123,937	$33,738	$164,936	$401,450	$84,054	$92,182	$28,619	$124,132	$304,086	$70,906

GAAP expense as a percentage of revenue	14.8%	4.1%	23.3%	51.2%	12.4%	14.6%	4.7%	23.4%	50.5%	13.8%
Non-GAAP expense as a percentage of revenue	14.0%	3.8%	18.7%	45.5%	9.5%	13.7%	4.2%	18.4%	45.1%	10.5%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP subscription margin	$206,954	$151,126	$722,340	$547,756
Stock -based compensation	1,294	836	4,408	3,127
Amortization of acquired intangible assets	139	839	2,340	3,201
Non-GAAP subscription margin	$208,387	$152,801	$729,088	$554,084

GAAP subscription margin percentage	84.7%	84.4%	84.7%	84.8%
Non-GAAP subscription margin percentage	85.3%	85.3%	85.5%	85.7%

Reconciliation of free cash flow
(in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP net cash and cash equivalents provided by operating activities	$60,925	$47,891	$88,913	$118,973
Purchases of property and equipment	(9,521)	(19,175)	(37,274)	(40,372)
Capitalization of software development costs	(5,955)	(4,335)	(21,599)	(13,474)
Repayment of 2022 Convertible Notes attributable to the debt discount	373	—	49,048	—
Free cash flow	$45,822	$24,381	$79,088	$65,127

Reconciliation of operating cash flow
(in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP net cash and cash equivalents provided by operating activities	$60,925	$47,891	$88,913	$118,973
Repayment of 2022 Convertible Notes attributable to the debt discount	373	—	49,048	—
Operating cash flow, excluding repayment of convertible debt	$61,298	$47,891	$137,961	$118,973

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended March 31, 2021	Year Ended December 31, 2021
GAAP operating income range	($17,096)-($15,096)	($73,212)-($69,212)
Stock-based compensation	33,500	169,065
Amortization of acquired intangible assets	248	988
Acquisition related expenses	348	1,159
Non-GAAP operating income range	$17,000 -$19,000	$98,000-$102,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended March 31, 2021	Year Ended December 31, 2021
GAAP net loss range	($23,892)-($22,642)	($107,263)-(102,263)
Stock-based compensation	33,500	169,065
Amortization of acquired intangible assets	248	988
Acquisition related expenses	348	1,159
Non-cash interest expense for amortization of debt discount and debt issuance costs	6,610	27,363
Income tax effects of non-GAAP items	(2,814)-(3,064)	(14,812)-(15,812)
Non-GAAP net income range	$14,000-$15,000	$76,500-$80,500

GAAP net income per basic and diluted share	($0.51)-($0.49)	($2.27)-($2.16)
Non-GAAP net income per diluted share	$0.28-$0.30	$1.51-$1.59

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	46,477	47,303

Weighted average common shares used in computing non-GAAP diluted net loss per share:	50,300	50,659

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, acquisition-related expenses, non-cash interest expense for amortization of debt discount and debt issuance costs, loss on early extinguishment of 2022 Convertible Notes, impairment of strategic investment, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions, investments or restructurings, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. Free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus repayments of convertible notes attributable to debt discount. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash and the exclusion of repayments of convertible notes attributable to debt discount provides a comparable framework for assessing how our business performed when compared to prior periods and also aligns the non-GAAP treatment of our debt discount that is amortized as non-cash interest expense.

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Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt discount debt issuance costs, loss on early extinguishment of 2022 Convertible Notes, impairment of strategic investment, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.

Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.

Expense for the amortization of acquired intangible assets is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition.  While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.

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C.

Acquisition related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. We believe that the exclusion of these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses.

D.

In May 2017, the Company issued $400 million of convertible notes due in 2022 with a coupon interest rate of 0.25%.  In June 2020, the Company issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. The imputed interest rates of the convertible senior notes were approximately 6.87% and 5.71%, respectively. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this non-cash interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

In June 2020, the Company used a portion of the proceeds from the issuance of the convertible notes due in 2025 to repay approximately $272.1 million of its convertible notes that were due in 2022.  In connection with the repayment of these notes, the Company recorded a $10.5 million loss on early extinguishment of debt, which represents the difference between the fair value and carrying value of the debt extinguished. The amount of this charge may be inconsistent in size and varies depending on the timing of the repurchase of debt. In connection with the debt extinguishment, approximately $48.7 million of the repayment of convertible notes that is attributable to debt discount was classified as cash used in operating activities. Throughout the remainder of 2020 and until the maturity of the notes that are due in 2022, the Company has repaid, and will continue to repay early conversions of these notes. These activities are not considered reflective of our recurring core business operating results. As such, we believe the exclusion of these expenses and payments provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.

Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains or losses can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion of gains or losses provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.

The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Investor Relations Contact:
Charles MacGlashing
investors@hubspot.com

Media Contact:
Ellie Flanagan
eflanagan@hubspot.com

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